Exhibit 1.1

EXECUTION COPY

UNDERWRITING AGREEMENT

$35,000,000

Homeowners Choice, Inc.

8.00% Senior Notes due 2020

Underwriting Agreement

January 10, 2013

Sterne, Agee & Leach, Inc.

277 Park Avenue

24th & 25th Floors

New York, NY 10172

As Representative of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Homeowners Choice, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $35,000,000 principal amount of its 8.00% Senior Notes due 2020 (the “Firm Securities”). The Company also proposes to grant to the Underwriters an option to purchase up to $5,250,000 aggregate principal amount of 8.00% Senior Notes due 2020 to cover over-allotments, if any (the “Option Securities” and, together with the Firm Securities, being hereinafter called the “Securities”). The Securities will be issued pursuant to an indenture to be dated as of January 17, 2013 between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by that certain Supplemental Indenture to be dated as of January 17, 2013 (such indenture, as so amended and supplemented, the “Indenture”).

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-185228), including a base prospectus, relating to various debt and equity securities of the Company, including the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the base prospectus together with any preliminary prospectus supplement relating to the offering of the

Securities used prior to the filing of the Prospectus and deemed part of the Registration Statement that omits the Rule 430 Information; and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be (such date, the “Effective Date”) and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively with the information referred to in the next succeeding sentence, the “Time of Sale Information”): a Preliminary Prospectus dated January 9, 2013, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto as constituting part of the Time of Sale Information. As used in this paragraph and elsewhere in this Agreement, “Time of Sale” means 3:00 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

2. Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.00% of the principal amount thereof plus accrued interest, if any, from January 17, 2013 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Firm Securities except upon payment for all the Firm Securities to be purchased as provided herein.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to $5,250,000 aggregate principal amount of Option Securities at the same purchase price as the Underwriters shall pay for the Firm Securities. Said option may be exercised only to cover overallotments in the sale of the Firm Securities by the Underwriters. Said option may be exercised in whole or from time to time in part on or before the 30th day after the date of the Prospectus upon oral or written notice by the Representative to the Company setting forth the aggregate principal amount of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The aggregate principal amount of Option Securities to be purchased by each Underwriter shall be the same percentage of the aggregate principal amount of Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any Optional Securities being in denominations of less than $1,000.

(c) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(d) Payment for and delivery of the Firm Securities will be made at the offices of Mayer Brown LLP at 10:00 A.M., New York City time, on January 17, 2013, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Firm Closing Date”. If the option provided for in Section 2(b) hereof is exercised, payment for and delivery of the Option Securities will be made at the offices of Mayer Brown LLP on such date and time, not later than the fifth business day after the exercise of such option, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Option Closing Date” and each of the Firm Closing Date and the Option Closing Date, a “Closing Date”). If settlement for the Option Securities occurs after the Firm Closing Date, the Company will deliver to the Representative on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Firm Closing Date pursuant to Section 6 hereof.

(e) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the applicable Closing Date.

(f) The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus. Neither the Company nor any Underwriter is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Securities, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; and the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the most recent eligibility determination date for purposes of Rules 164 and 433 under the Securities Act and as of the date hereof with respect to the offering of the Securities contemplated by the Registration Statement.

(d) The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission. The Company meets the requirements for the use of Form S-3, set forth in the General Instructions thereto; the offering and sale of the Securities as contemplated hereby meets the requirements for use of Form S-3, set forth in the General Instructions thereto; at the time the Registration Statement was initially filed and at the time it became effective, the Company was a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, and has received no objection from the Commission to its designation as such; and the Company has received no objection from the Commission as to its eligibility to use Form S-3. As of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Company has been duly organized and is validly existing as a corporation with active status under the laws of the State of Florida, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(g) The Company has no subsidiaries, direct or indirect, other those listed on Schedule A attached hereto (each, a “Subsidiary,” and, collectively, “Subsidiaries”). The Company and all of its Subsidiaries are duly qualified to transact business and in good standing (or its equivalent) in all jurisdictions in which the conduct of their respective businesses requires such qualification except for any jurisdiction where the failure to be so qualified would not be reasonably expected to have a Material Adverse Effect (as defined below).

(h) The Indenture has been duly authorized by the Company and upon effectiveness of the Registration Statement was or will have been duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by the Company and the Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(i) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j) Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

(k) The information set forth under the caption “Description of the Notes” and “Description of Debt Securities” in the Registration Statement and the Prospectus (and any similar section or information contained in the Time of Sale Information) is true and correct in all material respects. All of the Securities conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(l) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the Time of Sale Information or the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Information or the Prospectus that are not included as required.

(m) Hacker, Johnson & Smith PA, who have audited certain financial statements that are filed with the Commission as part of the Registration Statement, the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(n) The Company keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, maintains a system of disclosure controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, Time of Sale Information or Prospectus, the Company is not aware of any (i) material weakness or significant deficiency in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(o) There is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 applicable to the Company.

(p) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary or, to the knowledge of the Company, pending or threatened against the Company’s or any Subsidiary’s officers, directors or special advisors, before any court or administrative agency or otherwise which if determined adversely to the Company or any such Subsidiary or individual would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, surplus, reserves, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary (in each case considered either on a statutory accounting or GAAP basis, as applicable), or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the Time of Sale Information or the Prospectus.

(q) All leases of the Company and its Subsidiaries described in the Registration Statement, the Time of Sale Information and the Prospectus are valid and subsisting and in full force and effect.

(r) The Company and each Subsidiary has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, the Time of Sale Information or the Prospectus or such as would not have a Material Adverse Effect, and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, as each may be amended or supplemented, (i) there has not been any material addition, or development involving a prospective material addition, to the liability of any Subsidiary for future policy benefits, policyholder account balances and other claims, other than in the ordinary course of business, (ii) there has not been any material decrease in the surplus of any Subsidiary, (iii) there has not been any event or development in respect of the business or condition of the Company or any Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, (iv) there has not been any material transaction entered into, or that is probable of being entered into, by the Company or any Subsidiary, that would be required to be disclosed in the Registration Statement, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Time of Sale Information and the Prospectus, and (v) no member of the Company’s management or board of directors has resigned from any position with the Company. Neither the Company nor any Subsidiary has any material contingent obligations which are not disclosed in the financial statements which are included in the Registration Statement, the Time of Sale Information and the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise specifically stated or incorporated by reference therein or in this Agreement, neither the Company nor any Subsidiary has: (i) issued any securities (other than issuances of common stock upon the exercise of outstanding employee or director stock options or issuance of securities pursuant to existing employee or director compensation plans (including, but not limited to, the Company’s 2012 Omnibus Incentive Plan) or on the conversion, exercise, or exchange of convertible or exchangeable securities or options or warrants outstanding on the date of the Preliminary Prospectus included in the Time of Sale Information) or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

(s) None of the Company or its Subsidiaries are, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its Organizational Documents (as defined below), (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their respective properties or assets, except, with respect to (ii) and (iii) above, for such violations or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof, including the issuance and sale of the Securities, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the Organizational Documents of the Company or any Subsidiary, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties are bound, or (iii) any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their respective properties or assets, except, with respect to (ii) and (iii) above, for such conflicts, breaches or defaults which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. As used herein, the term “Organizational Documents” means, with respect to any entity, such entity’s charter, certificate or articles of incorporation or formation, bylaws, memorandum and articles of association, operating agreement, limited liability company agreement, partnership agreement, limited partnership agreement, limited liability partnership agreement or other constituent or organizational documents of such entity.

(t) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

(u) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Indenture and the consummation of the transactions herein contemplated, including the issuance and sale of the Securities (except for such additional steps as may be required by the Commission, or the Financial Industry Regulatory Authority, Inc. (“FINRA”) or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(v) The Company and each Subsidiary holds all licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business, except for those the lack of which would not reasonably be expected to have a Material Adverse Effect.

(w) Each Subsidiary that is engaged in the business of insurance (each an “Insurance Subsidiary” and, collectively, the “Insurance Subsidiaries”) is duly organized and licensed as an insurance company in the jurisdiction in which it is chartered or organized and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized to conduct its business as described in the Time of Sale Information and the Prospectus, except where the failure (individually or in the aggregate) to be so licensed or authorized in any such jurisdiction would not reasonably be expected to have a Material Adverse Effect. Each of the Company and each Insurance Subsidiary has made all required filings with applicable insurance regulatory authorities, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, and has filed all notices, registrations, declarations, reports, documents or other information required to be made thereunder, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Each of the Company and each Insurance Subsidiary has all other necessary authorizations, approvals, orders, consents, licenses, certificates, permits, registrations and qualifications, of and from all insurance regulatory authorities, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to conduct their respective existing businesses as described in the Time of Sale Information and the Prospectus, except where the failure to have such authorizations, approvals, orders, consents, licenses, certificates, permits, registrations or qualifications (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to lead to any revocation, termination or suspension of any such authorization, approval, order, consent, license, certificate, permit, registration or qualification, the revocation, termination or suspension of which reasonably could be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Company or any Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from any insurance regulatory authority is needed to be obtained by any of the Company or any Insurance Subsidiary other than in any case where the failure to acquire such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Time of Sale Information and the Prospectus, no insurance regulatory authority, federal, state, local or other governmental authority, self-regulatory organization or court or other tribunal having jurisdiction over the Company or any Subsidiary has issued any order or decree impairing, restricting or prohibiting (A) the payment of dividends, or (B) the continuation of the business of the Company or any Subsidiaries in all material respects as currently conducted, except as would not reasonably be expected to have a Material Adverse Effect.

(x) Each Insurance Subsidiary is in compliance with and conducts its businesses in conformity with all applicable insurance laws and regulations of its respective jurisdiction of incorporation and the insurance laws and regulations of other jurisdictions which are applicable to it, in each case with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect.

(y) Neither the Company, nor any of its Subsidiaries nor, to the Company’s knowledge, any of its or their respective directors, officers or affiliates, has taken or will take,

directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities in connection with the offering contemplated hereby.

(z) The Company is not and, after giving effect to the offering and sale of the Securities contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(aa) The operations of the Company and each Subsidiary are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(bb) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) and the Company will not knowingly, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity (“Person”) for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any person acting on behalf of the Company or any of its Subsidiaries, including any director, officer, agent, or employee of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity or to influence official action; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(dd) The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) established or maintained by the Company; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as

amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee) Except as disclosed in the Registration Statement, the Time of Sale Information, or the Prospectus, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders (prior to the sale of Securities contemplated by this Agreement).

(ff) There are no relationships or related-party transactions involving the Company, any of its Subsidiaries or any other person required to be described in the Registration Statement, the Time of Sale Information or the Prospectus which have not been described as required.

(gg) Neither the Company, nor any of its Subsidiaries, nor, to the Company’s knowledge, any other person acting on behalf of the Company (other than the Underwriters) has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(hh) All information contained in the director’s and officer’s questionnaires completed by each of the Company’s directors, officers and special advisors and provided to the Representative is, to the Company’s knowledge, true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires to become inaccurate or incorrect in any respect.

(ii) There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company, any of its Subsidiaries or any of the Company’s directors or officers with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of the Company’s directors or officers, that may reasonably be expected to affect the Underwriters’ compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the date of this Agreement.

(jj) The Common Stock of the Company is listed on the New York Stock Exchange under the ticker symbol “HCI.” The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of (i) the New York Stock Exchange with respect to its Common Stock and (ii) the NASDAQ Capital Market with respect to its Preferred Stock. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.

(kk) The Company has not provided investors with any material information in connection with the offering of the Securities, other than information that is contained in the Registration Statement, the Time of Sale Information and the Prospectus, any amendment or supplement thereto or document incorporated by reference therein, or any “road show” (as defined in Rule 433 under the Securities Act) for the offering.

(ll) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(mm) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(nn) The application of the proceeds received by the Company from the issuance, sale and delivery of the securities as described in the Registration Statement, the Time of Sale Information and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

4. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will (i) file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act; (ii) file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex C hereto) to the extent required by Rule 433 under the Securities Act; (iii) file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and (iv) furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Representative if so requested, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case excluding all exhibits and consents filed therewith; and (ii) to each Underwriter if so requested (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case excluding all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement that relates to the offering of the securities or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects in a timely manner.

(d) Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances existing when the time of sale information is delivered to a purchaser, be misleading or so that the Time of Sale Information will comply with law.

(f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law

(g) Blue Sky Compliance. The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) Clear Market. During the period from the date hereof through and including the 30th day following the date hereof, the Company will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year.

(j) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k) No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m) Listing. The Company will use its reasonable best efforts to effect the listing of the Underwritten Securities, within 30 days after the Closing Time, on the New York Stock Exchange.

5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to, or participated in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to paragraph (c), (e) and (f) of Section 4 above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company.

(b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the

Company or any of its Subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Effect. No event or condition of a type described in Section 3(p) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e) Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative to the effect that:

(i) The Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose pursuant to Section 8A of the Securities Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii) the representations and warranties of the Company contained in Section 3 hereof are true and correct as of the Closing Date (except for representations and warranties which refer to a particular date, in which case such representations and warranties shall be true and correct as of such date);

(iii) since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, surplus, reserves, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary, whether or not arising in the ordinary course of business; and

(iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

and certifying as to such additional matters as the Representatives may reasonably request.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date, Hacker, Johnson & Smith PA shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company. Foley & Lardner LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex A hereto.

(h) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 Statement of Mayer Brown, LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(i) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j) Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and its subsidiaries, other than Unthink Technologies Private Limited, Claddaugh Casualty Insurance Company, Ltd., and Exzeo Software Private Limited, in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k) Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following information under the caption “Underwriting” of the Preliminary Prospectus and the Prospectus: the third full paragraph (dealer concessions); the second and third sentences of the ninth paragraph (trading market for the Notes or the lack thereof); the tenth and eleventh paragraphs (stabilizing transactions by the Underwriters); the fifteenth paragraph (investment and other activities of the Underwriters) and the sixteenth paragraph (prospectus in electronic format).

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Sterne, Agee & Leach, Inc. and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) such Indemnifying Person shall have received notice of the terms of the settlement at least 30 days prior to such settlement being entered into, and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9. Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange, the NASDAQ Stock Market or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10. Defaulting Underwriter.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date does not exceed one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder on such date) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased on the Closing Date exceeds one-eleventh of the aggregate principal amount of all the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement, the Indenture, the Securities and any other documents to be delivered in connection with the closing of the offering of the Securities; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable fees and expenses of counsel for the Underwriters, which shall not exceed $15,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (ix) the fees and expenses incurred with respect to any listing of the Securities; and (x) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9(ii), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than pursuant to Section 9(i), (iii) or (iv)), the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15. Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by Sterne, Agee & Leach, Inc. on behalf of the Underwriters, and any such action taken by Sterne, Agee & Leach, Inc. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Sterne, Agee & Leach, Inc., 800 Shades Creek Parkway, Suite 700, Birmingham, Alabama 35209 (fax: Fax: 205-874-3719); Attention: General Counsel. Notices to the Company shall be given to it at 5300 West Cypress Street, Suite 100, Tampa, Florida 33607, (fax: 813-865-0170); Attention: Paresh Patel.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

HOMEOWNERS CHOICE, INC.

By	/s/ Richard R. Allen CFO
Richard R. Allen, as Chief Financial Officer

Accepted: January 10, 2013

STERNE, AGEE & LEACH, INC.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By	/s/ Joseph Zabik
Name:	Joseph Zabik
Title:	Head of Investment Banking Division

Schedule 1

Underwriter	Principal Amount

Sterne, Agee & Leach, Inc.	$12,250,000
Wunderlich Securities, Inc.	$7,700,000
Incapital LLC	5,250,000
JMP Securities LLC	2,800,000
Gilford Securities Incorporated	2,800,000
J.J.B. Hilliard, W.L. Lyons, LLC	2,800,000
Maxim Group LLC	1,400,000

Total	$35,000,000

Annex A

Form of Opinion of Foley & Lardner LLP

(1) The Company is a corporation incorporated and having an active status under the laws of the State of Florida, with the requisite power and authority under such laws to own, lease, and operate its properties and conduct its business as described in the Prospectus.

(2) Each Subsidiary of the Company that is a domestic corporation is incorporated and has an active status under the laws of the State of Florida, with the requisite power and authority under such laws to own, lease, and operate its properties and conduct its business as described in the Prospectus.

(3) Each Subsidiary of the Company that is a domestic limited liability company is duly formed and has an active status under the laws of the State of Florida, with the requisite power and authority under such laws to own, lease, and operate its properties and conduct its business as described in the Prospectus.

(4) The Company has an authorized capitalization as set forth in the Registration Statement and Prospectus under the caption “Description of Capital Stock.”

(5) The execution, delivery, and performance by the Company of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.

(6) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions. The Indenture has been duly qualified under the Trust Indenture Act.

(7) The Securities have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Indenture and authentication of the Securities by the Trustee, when delivered by the Company to the Underwriters against payment of the requisite consideration therefor specified in the Underwriting Agreement, the Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Securities conform in all material respects as to legal matters to the descriptions thereof contained in the Registration Statement and the Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities.”

(8) The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened under the Securities Act. Any required filing of the Prospectus, and any supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made within the time period required by Rule 424(b) (without reference to Rule 424(b)(8) under the Securities Act; and each Issuer Free Writing Prospectus has been filed pursuant to Rule 433 under the Securities Act within the time period required by Rule 433.

(9) To our knowledge, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Securities or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Securities Act of any securities of Common Stock or other securities of the Company.

(10) The Registration Statement and Prospectus (except as to the financial statements, including the notes and schedules thereto, and the other financial, accounting, and statistical data contained therein or omitted therefrom, as to which we express no opinion), as of the effective date of the Registration Statement and as of the date hereof, appear on their face to comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(11) The statements under the captions “Description of the Notes,” “Description of the Debt Securities” and “Material Federal Income Tax Considerations” in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters of law.

(12) To our knowledge, there are no legal or governmental proceedings pending or threatened against the Company or any of its Subsidiaries or their properties or assets of a character required to be disclosed in the Registration Statement or the Prospectus by the Securities Act, other than those described therein.

(13) The execution and delivery by the Company of the Underwriting Agreement and the Indenture, the issuance and sale of the Securities by the Company to you and the other Underwriters, the performance by the Company of the Underwriting Agreement and the Indenture, and the consummation by the Company of the transactions contemplated thereby (other than performance of the Company’s indemnification and contribution obligations thereunder) will not (A) violate any provisions of the Organizational Documents of the Company or any Subsidiary, (B) conflict with or result in a breach of, or default under, any of the terms or provisions of any material indenture, mortgage, deed of trust, or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary may be bound and which is filed as an exhibit to the Registration Statement, or (C) result in a violation of any judgment, order, writ, or decree of any court, government, or governmental agency or body having jurisdiction over the Company or any Subsidiary, or over any of their respective properties or operations which in each case is known to us to be applicable to the Company.

(14) No consent, approval, authorization, or order of or qualification with any court, government, or governmental agency or body having jurisdiction over the Company or over any of its properties or operations, is necessary in connection with the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except (A) such as have been obtained under the Securities Act, the Exchange Act or the Trust Indenture Act, (B) such as may be required under state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Securities by the Underwriters, (C) such as may be required by FINRA, and (D) such as may be required under the laws of any foreign jurisdiction.

(15) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

(16) The documents incorporated by reference in the Registration Statement, Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein or omitted therefrom, as to which we express no opinion), appeared on their face, when they were filed with the Commission complied as to form in all material respects with the requirements of the Exchange.

We have not verified, and we are not passing upon and do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Time of Sale Information or Prospectus except to the extent specifically set forth in paragraph 7 and paragraph 11 of this opinion. However, in connection with the preparation of the Registration Statement, the Time of Sale Information and Prospectus, we have participated in conferences with directors, officers and other representatives of the Company and with its certified public accountants, as well as with representatives of the Underwriters and their counsel, at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed. Subject to the foregoing, and solely on the basis of the information we gained in the course of performing the services referred to in the preceding sentence, (A) no facts came to our attention that caused us to believe (i) that the Registration Statement (except as to the financial statements, including the notes and schedules thereto, and the other financial, accounting, and statistical data contained therein or omitted therefrom, as to which we express no comment or opinion), as of its most recent effective date pursuant to, and within the meaning of, Rule 430(B)(f)(2) under the Securities Act, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Time of Sale Information (except as to the financial statements, including the notes and schedules thereto, and the other financial, accounting, and statistical data contained therein or omitted therefrom, as to which we express no comment), as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) that the Prospectus (except as to the financial statements, including the notes and schedules thereto, and the other financial, accounting, and statistical data contained therein or omitted therefrom, as to which we express no comment), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) we do not know of any agreements, contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus and that have not been so filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus.

Annex B

Time of Sale Information

The Pricing Term Sheet included within Annex C to the Underwriting Agreement.

Annex C

Filed Pursuant to Rule 433

Registration No. 333-185228

Homeowners Choice, Inc.

$35,000,000

8.00% Senior Notes Due 2020

Final Terms and Conditions

Issuer:	Homeowners Choice, Inc

Type of Security:	Senior Notes

Principal Amount:	$35,000,000

Over-allotment Option:	$5,250,000

Trade Date:	January 10, 2013

Settlement Date (T+5):	January 17, 2013

Final Maturity:	January 30, 2020

Interest Rate:	8.00%

Price to Investors:	$25 per Note

Underwriters’ Discount:	$1,050,000

Net proceeds to Issuer (before expenses):	$33,950,000

Interest Payment Dates:	January 30, April 30, July 30 and October 30 of each year, commencing on April 30, 2013.

Redemption Provision:	Redeemable, at the Issuer’s option, in whole or in part at any time or from time to time on or after January 30, 2016 at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the redemption date.

Denominations:	$25 minimum denominations and $25 integral multiples in excess thereof.

Exchange[1]:	The Issuer intends to apply to list the Notes on the New York Stock Exchange under the symbol “HCJ”. If the application is approved, the Issuer expects trading in the Notes on the NYSE to begin within 30 days after the settlement date.

CUSIP/ISIN:	43741E 400 / US43741E4008

Sole Book-Running Manager:	Sterne, Agee & Leach, Inc.

Co-Lead Managers:	Wunderlich Securities, Inc. and Incapital LLC

Co-Managers:	JMP Securities LLC Gilford Securities Incorporated J.J.B. Hilliard, W.L. Lyons, LLC Maxim Group LLC

The Issuer has filed a registration statement (including a prospectus supplement) on Form S-3 (File No. 333- 185228) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and the accompanying base prospectus in the registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you can request a copy of the prospectus supplement and the accompanying base prospectus from Sterne, Agee & Leach, Inc., 277 Park Avenue, 24th Floor, New York, NY 10172, by calling (212) 338-4708, sending a request via facsimile at (205) 414-6373 or by email at syndicate@sterneagee.com.

[1]	This represents a change from the preliminary prospectus supplement dated January 9, 2013, which stated that the Issuer intended to apply to list the Notes on the NASDAQ Global Market.

Schedule A

(1)	HCI Holdings, LLC
(2)	TV Investment Holdings, LLC
(3)	Gators on the Pass Holdings, LLC
(4)	John’s Pass Marina Investment Holdings, LLC
(5)	JP Beach Holdings, LLC
(6)	Pass Investment Holdings, LLC
(7)	Treasure Island Restaurant Company, Inc.
(8)	TI Marina Company, Inc.
(9)	Homeowners Choice Property & Casualty Insurance Company, Inc.
(10)	HCPCI Holdings, LLC
(11)	HCI Technical Resources, Inc.
(12)	Unthink Technologies Private Limited
(13)	Omega Insurance Agency, Inc.
(14)	Homeowners Choice Managers, Inc.
(15)	Southern Administration, Inc.
(16)	Claddaugh Casualty Insurance Company, Ltd.
(17)	Cypress Property Management Services, Inc.
(18)	Cypress Claims Services, Inc.
(19)	Exzeo USA, Inc.
(20)	Cypress Tech Development Company, Inc.
(21)	Exzeo Software Private Limited

34